EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 642-3860

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2010 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 9, 2011 - The Jones Group Inc. (NYSE: JNY) today reported results for the fourth quarter and year ended December 31, 2010. Revenues for the fourth quarter of 2010 were $874 million, as compared with $777 million for the fourth quarter of 2009. Revenues for the full year 2010 were $3,643 million, as compared with $3,327 million for the full year 2009. The fourth quarter increase in revenues of 12.5% was as anticipated and reflective of increases in each business segment and the inclusion of the Stuart Weitzman business, which was acquired in June 2010.

The Company reported adjusted earnings per share ("EPS") of $0.04 for the fourth quarter of 2010, as compared with adjusted earnings per share of $0.11 for the same period last year. Adjusted earnings per share from continuing operations on a full year basis were $1.51 in 2010 as compared with $1.14 per share in the prior year. The adjusted results exclude charges related to the impairments of certain intangible assets, the impact of severance and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported a fourth quarter loss per share of ($0.47) and ($1.53) for 2010 and 2009, respectively. On a full year basis, the Company reported GAAP earnings of $0.62 per share for 2010 as compared with a loss of ($1.02) per share for 2009. The results for both periods include non-cash impairment charges relating to certain trademarks and, in 2009, also for goodwill. The non-cash impairment charges for 2010 of $38 million ($24 million after tax) were primarily related to our Wholesale Jeanswear business whereas the charges for 2009 of approximately $150 million ($138 million after tax) were related to our Retail, Wholesale Jeanswear and Wholesale Footwear and Accessories businesses. Such charges in both periods were a result of the Company's required annual testing under GAAP.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "While the fourth quarter had its challenges, we had solid sales growth in our core brands and performed well against a challenging retail landscape. Jones' portfolio is powerful, and we are consistently enhancing our brands' appeal and performance, as reflected in our topline results. In addition, our newly acquired Stuart Weitzman business had strong results for the quarter and is very well positioned for further growth in 2011. As we noted in our preliminary earnings announcement, margins for the fourth quarter were impacted by a more promotional environment than anticipated and a softer market for excess inventory, coupled with an anticipated rise in product costs."

Cash provided by operating activities during 2010 was $141 million, compared with $349 million in 2009. The current year results reflect higher earnings offset by an investment in working capital required to fund revenue growth and higher tax payments. The Company had $200 million in cash and no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the year with $200 million in cash and our revolver undrawn. As our business is growing, we have made an investment in working capital, and we will continue to carefully monitor that investment and maintain a prudent management of inventories and expenses throughout 2011 in order to conserve cash and improve margins. We enter 2011 with a more conservative, tightened buy plan and are now well-positioned with our inventory."

The Company noted that it closed 44 retail locations in the 2010 fourth quarter to end the year with 803 locations (which includes acquired Stuart Weitzman locations). Consistent with its plan, the Company closed 194 locations in 2010.

The following notable events have recently occurred:

  we entered into an exclusive licensing agreement to design, develop, produce and distribute Jessica Simpson Sportswear under the Jessica Simpson Collection;
  we entered into an agreement with Mexico's Liverpool department store to exclusively carry Jones New York in Mexico beginning with the spring 2011 line;
  we are introducing Jones New York in Spain's El Cortes Ingles department store in March 2011; and
  we continued to add to our talent by appointing Sally Ross as Executive Vice President of Nine West Direct Merchandising.

Mr. Card concluded: "Looking at 2011, the economic indicators continue to point to a slow and gradual improvement, but there will be many challenges ahead including continued cost pressures and consumer reaction to higher prices. We have the right elements in place to build the most powerful portfolio of brands in fashion and deliver value, exceptional talent, best-in class products, smart branding strategies and diversified distribution channels worldwide. We are confident that our brands will achieve growth throughout 2011, and will support the bottom line through selective price increases, logistics enhancements and the maintenance of a lean operating structure."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of February 25, 2011, for payment on March 11, 2011.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through February 17, 2011 and may be accessed by dialing 877-344-7529. Enter account number 447727. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's nationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Gloria Vanderbilt, l.e.i, Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Joneswear, Andrew Marc/Marc Moto (L), Kasper, Energie, Evan Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions, except per share data

	FOURTH QUARTER (Unaudited)				TOTAL YEAR
	2010		2009		2010		2009
Net sales	$858.4	98.2%	$762.8	98.2%	$3,593.5	98.6%	$3,279.7	98.6%
Licensing income	14.9	1.7	13.5	1.7	48.3	1.3	46.8	1.4
Other revenues	0.4	0.0	0.4	0.1	0.9	0.0	0.9	0.0
Total revenues	873.7	100.0	776.7	100.0	3,642.7	100.0	3,327.4	100.0
Cost of goods sold	604.3	69.2	510.6	65.7	2,387.2	65.5	2,181.5	65.6
Gross profit	269.4	30.8	266.1	34.3	1,255.5	34.5	1,145.9	34.4
SG&A expenses	278.6	31.9	245.6	31.6	1,073.0	29.5	1,008.7	30.3
Trademark impairments	37.6	4.3	28.7	3.7	37.6	1.0	28.7	0.9
Goodwill impairments	-	-	120.6	15.5	-	-	120.6	3.6
(Loss) income from operations	(46.8)	(5.4)	(128.8)	(16.6)	144.9	4.0	(12.1)	(0.4)
Net interest expense and financing costs	(18.3)	(2.1)	(8.5)	(1.1)	(58.9)	(1.6)	(52.8)	(1.6)
Loss and costs associated with repurchase of 4.250% Senior Notes	-	-	0.4	0.1	-	-	(1.5)	(0.0)
Equity in income (loss) of unconsolidated affiliate	0.4	0.0	(0.9)	(0.1)	(0.9)	(0.0)	(3.7)	(0.1)
(Loss) income before (benefit) provision for taxes	(64.7)	(7.4)	(137.8)	(17.7)	85.1	2.3	(70.1)	(2.1)
(Benefit) provision for income taxes	(24.7)	(2.8)	(7.5)	(1.0)	30.7	0.8	16.2	0.5
Net (loss) income	(40.0)	(4.6)	(130.3)	(16.8)	54.4	1.5	(86.3)	(2.6)
Less: income attributable to noncontrolling interest	0.1	0.0	0.1	0.0	0.6	0.0	0.3	0.0
(Loss) income attributable to Jones	$(40.1)	(4.6)%	$(130.4)	(16.8)%	$53.8	1.5%	$(86.6)	(2.6)%
(Loss) earnings per share (1)
Net (loss) income	$(40.0)		$(130.3)		$54.4		$(86.3)
Less: income attributable to noncontrolling interest	0.1		0.1		0.6		0.3
(Loss) income attributable to Jones	(40.1)		(130.4)		53.8		(86.6)
Less: (loss) income allocated to participating securities	(1.8)		(5.5)		2.4		(3.5)
Loss (income) available to common stockholders of Jones	$(38.3)		$(124.9)		$51.4		$(83.1)
Shares outstanding - diluted	81.9		81.8		82.6		81.7
(Loss) earnings per share - diluted	$(0.47)		$(1.53)		$0.62		$(1.02)

Percentages may not add due to rounding.

(1)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarter and twelve months ended December 31, 2010 and 2009

All amounts in millions, except per share data	FOURTH QUARTER (Unaudited)		TOTAL YEAR
	2010	2009	2010	2009
Operating (loss) income	$(46.8)	$(128.8)	$144.9	$(12.1)
Adjustments:
Goodwill impairments (a)	-	120.6	-	120.6
Items affecting segment income:
Trademark impairments (a)	37.6	28.7	37.6	28.7
Impairment and other expenses related to retail store closure plan (b)	3.1	(0.2)	8.7	24.1
Charges associated with the bankruptcy of former U.K. licensee	-	-	0.2	3.9
Charges related to acquired businesses (c)	1.2	-	16.3	-
Other business development costs (d)	0.6	1.3	6.6	1.3
Severance and other charges related to executive management changes (e)	3.4	-	7.4	-
Lease-related costs for facilities closed in restructuring activities	0.6	1.3	7.4	3.3
Impairment of acquired intangible asset (f)	-	-	2.6	-
Charitable contributions (g)	8.0	-	8.0	-
Other restructuring expenses and certain other charges (h)	3.9	5.2	11.1	31.9
Total adjustments to operating (loss) income	58.4	156.9	105.9	213.8
Adjusted operating income	$11.6	$28.1	$250.8	$201.7
(Loss) income attributable to Jones (as reported)	$(40.1)	$(130.4)	$53.8	$(86.6)
(Benefit) provision for income taxes	(24.7)	(7.5)	30.7	16.2
Adjustments to operating (loss) income, from above	58.4	156.9	105.9	213.8
Loss and costs associated with repurchase of 4.250% Senior Notes (i)	-	(0.4)	-	1.5
Adjustments to deferred financing costs (j)	-	(3.6)	-	4.4
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (k)	9.4	-	14.9	-
Adjusted income before provision for income taxes	3.0	15.0	205.3	149.3
Adjusted (benefit) provision for income taxes	(0.1)	5.3	74.9	52.5
Adjusted income attributable to Jones	3.1	9.7	130.4	96.8
Less: adjusted income allocated to participating securities	(0.1)	(0.5)	(5.7)	(3.9)
Adjusted income available to common stockholders	$3.0	$9.2	$124.7	$92.9
(Loss) earnings per share - diluted (as reported)	$(0.47)	$(1.53)	$0.62	$(1.02)
(Benefit) provision for income taxes	(0.29)	(0.09)	0.35	0.19
Goodwill impairments (a)	-	1.41	-	1.42
Items affecting segment income:
Trademark impairments (a)	0.44	0.33	0.44	0.34
Impairment and other expenses related to retail store closure plan (b)	0.04	-	0.10	0.28
Charges associated with the bankruptcy of former U.K. licensee	-	-	-	0.05
Charges related to acquired businesses (c)	0.01	-	0.19	-
Other business development costs (d)	0.01	0.01	0.08	0.02
Severance and other charges related to executive management changes (e)	0.04	-	0.09	-
Lease-related costs for facilities closed in restructuring activities	0.01	0.02	0.09	0.04
Impairment of acquired intangible asset (f)	-	-	0.03	-
Charitable contributions (g)	0.09	-	0.09	-
Other restructuring expenses and certain other charges (h)	0.05	0.06	0.13	0.37
Loss and costs associated with repurchase of 4.250% Senior Notes (i)	-	-	-	0.02
Adjustments to deferred financing costs (j)	-	(0.04)	-	0.05
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (k)	0.11	-	0.17	-
Adjusted income before provision for income taxes	0.04	0.17	2.38	1.76
Adjusted provision for income taxes	-	0.06	0.87	0.62
Adjusted earnings per share - diluted	$0.04	$0.11	$1.51	$1.14
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel (h)	$-	$0.1	$-	$0.1
Wholesale jeanswear (h)	-	-	-	2.9
Wholesale footwear and accessories	-	-	-	-
Retail (b)	0.1	-	0.1	0.1
Licensing, other & eliminations	-	-	-	-
Total	$0.1	$0.1	$0.1	$3.1
Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (c,h)	$2.2	$1.5	$8.3	$6.5
Wholesale jeanswear (h)	0.9	4.5	8.5	13.1
Wholesale footwear and accessories (e,h)	4.3	0.8	19.3	13.2
Retail (b,e)	4.5	(0.1)	12.5	30.4
Licensing, other & eliminations (a,d,e,f,g,h)	46.5	29.6	57.3	30.0
Total	$58.4	$36.3	$105.9	$93.2
(a)	Represents the impairments recorded as a result of the required annual review of our indefinite-lived intangible assets and goodwill in accordance with GAAP.
(b)	2010 and 2009 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(c)	2010 includes the amortization of the acquired order backlog from the acquisitions of Robert Rodriguez and Stuart Weitzman and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition.
(d)	2010 includes investment consulting fees, legal fees, accounting fees and other items related to the acquisitions and other business development activities.
(e)	2010 includes severance and restricted stock amortization related to executive management changes in our footwear & accessories and retail segments.
(f)	2010 includes the impairment of the intangible asset related to the handbag license acquired with the Stuart Weitzman business.
(g)	Represents contributions made to the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins and for the establishment of an educational assistance fund for the children of Company associates as announced in December 2010.
(h)	2010 and 2009 include severance and other costs related to the exit from or restructuring of our moderate sportswear and certain other product lines and other charges not considered by management to be part of ongoing operations. 2010 also includes severance and other expenses associated with the closure of the Texas warehouse.
(i)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(j)	2009 includes the write-off of deferred financing fees related to our prior revolving credit facility upon extinguishment.
(k)	Represents the periodic adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2010
Revenues from external customers	$212.5	$179.8	$259.9	$206.6	$14.9	$873.7
Intersegment revenues	33.7	0.4	18.8	-	(52.9)	-
Total revenues	246.2	180.2	278.7	206.6	(38.0)	873.7
Segment (loss) income	$(3.7)	$5.3	$5.3	$(2.8)	$(50.9)	(46.8)
Segment margin	(1.5% )	2.9%	1.9%	(1.4% )		(5.4% )
Net interest expense						(18.3)
Equity in income of unconsolidated affiliate						0.4
Loss before benefit for income taxes						$(64.7)
Segment revenues	$246.2	$180.2	$278.7	$206.6	$(38.0)	$873.7
Adjustments affecting segment revenues	-	-	-	0.1	-	0.1
Adjusted segment revenues	$246.2	$180.2	$278.7	$206.6	$(38.0)	$873.8
Segment (loss) income	$(3.7)	$5.3	$5.3	$(2.8)	$(50.9)	$(46.8)
Adjustments affecting segment income	2.2	0.9	4.3	4.5	46.5	58.4
Adjusted segment (loss) income	$(1.5)	$6.2	$9.6	$1.7	$(4.4)	$11.6
Adjusted segment margin	(0.6% )	3.4%	3.4%	0.8%		1.3%
For the fiscal quarter ended December 31, 2009
Revenues from external customers	$182.8	$175.0	$208.1	$197.3	$13.5	$776.7
Intersegment revenues	23.4	0.2	13.1	-	(36.7)	-
Total revenues	206.2	175.2	221.2	197.3	(23.2)	776.7
Segment income (loss)	$4.8	$4.4	$13.8	$1.6	$(32.8)	(8.2)
Segment margin	2.3%	2.5%	6.2%	0.8%		(1.1% )
Net interest expense						(8.5)
Adjustment of loss associated with repurchase of 4.250% Senior Notes						0.4
Goodwill impairment						(120.6)
Equity in loss of unconsolidated affiliate						(0.9)
Loss before benefit for income taxes						$(137.8)
Segment revenues	$206.2	$175.2	$221.2	$197.3	$(23.2)	$776.7
Adjustments affecting segment revenues	0.1	-	-	-	-	0.1
Adjusted segment revenues	$206.3	$175.2	$221.2	$197.3	$(23.2)	$776.8
Segment income (loss)	$4.8	$4.4	$13.8	$1.6	$(32.8)	$(8.2)
Adjustments affecting segment income	1.5	4.5	0.8	(0.1)	29.6	36.3
Adjusted segment income	$6.3	$8.9	$14.6	$1.5	$(3.2)	$28.1
Adjusted segment margin	3.1%	5.1%	6.6%	0.8%		3.6%

THE JONES GROUP INC.
SEGMENT INFORMATION

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2010
Revenues from external customers	$1,011.9	$817.9	$1,066.5	$698.1	$48.3	$3,642.7
Intersegment revenues	143.1	3.2	59.4	-	(205.7)	-
Total revenues	1,155.0	821.1	1,125.9	698.1	(157.4)	3,642.7
Segment income (loss)	$126.3	$76.1	$86.9	$(39.7)	$(104.7)	144.9
Segment margin	10.9%	9.3%	7.7%	(5.7% )		4.0%
Net interest expense						(58.9)
Equity in loss of unconsolidated affiliate						(0.9)
Income before provision for income taxes						$85.1
Segment revenues	$1,155.0	$821.1	$1,125.9	$698.1	$(157.4)	$3,642.7
Adjustments affecting segment revenues	-	-	-	0.1	-	0.1
Adjusted segment revenues	$1,155.0	$821.1	$1,125.9	$698.2	$(157.4)	$3,642.8
Segment income (loss)	$126.3	$76.1	$86.9	$(39.7)	$(104.7)	$144.9
Adjustments affecting segment income	8.3	8.5	19.3	12.5	57.3	105.9
Adjusted segment income (loss)	$134.6	$84.6	$106.2	$(27.2)	$(47.4)	$250.8
Adjusted segment margin	11.7%	10.3%	9.4%	(3.9% )		6.9%
For the year ended December 31, 2009
Revenues from external customers	$922.8	$828.9	$839.6	$689.3	$46.8	$3,327.4
Intersegment revenues	133.7	2.0	56.4	-	(192.1)	-
Total revenues	1,056.5	830.9	896.0	689.3	(145.3)	3,327.4
Segment income (loss)	$112.1	$65.7	$61.4	$(71.4)	$(59.3)	108.5
Segment margin	10.6%	7.9%	6.9%	(10.4% )		3.3%
Net interest expense						(52.8)
Goodwill impairment						(120.6)
Loss and costs associated with repurchase of 4.250% Senior Notes						(1.5)
Equity in loss of unconsolidated affiliate						(3.7)
Loss from continuing operations before provision for income taxes						$(70.1)
Segment revenues	$1,056.5	$830.9	$896.0	$689.3	$(145.3)	$3,327.4
Adjustments affecting segment revenues	0.1	2.9	-	0.1	-	3.1
Adjusted segment revenues	$1,056.6	$833.8	$896.0	$689.4	$(145.3)	$3,330.5
Segment income (loss)	$112.1	$65.7	$61.4	$(71.4)	$(59.3)	$108.5
Adjustments affecting segment income	6.5	13.1	13.2	30.4	30.0	93.2
Adjusted segment income (loss)	$118.6	$78.8	$74.6	$(41.0)	$(29.3)	$201.7
Adjusted segment margin	11.2%	9.5%	8.3%	(5.9% )		6.1%

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in millions

	December 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$200.8	$333.4
Accounts receivable	345.6	303.1
Inventories	465.9	375.0
Prepaid and refundable income taxes	18.7	-
Deferred taxes	28.0	28.1
Prepaid expenses and other current assets	32.1	25.6
TOTAL CURRENT ASSETS	1,091.1	1,065.2
Property, plant and equipment, at cost, less accumulated depreciation and amortization	226.4	239.0
Goodwill	161.8	40.1
Other intangibles, less accumulated amortization	726.7	559.8
Other assets	126.4	120.9
	$2,332.4	$2,025.0
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$1.8	$2.6
Current portion of acquisition consideration payable	14.1	-
Accounts payable	213.4	185.3
Income taxes payable	-	11.8
Accrued expenses and other current liabilities	142.4	124.4
TOTAL CURRENT LIABILITIES	371.7	324.1
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	535.1	526.4
Income taxes	6.3	-
Acquisition consideration payable	201.3	-
Other	79.7	82.0
TOTAL NONCURRENT LIABILITIES	822.4	608.4
TOTAL LIABILITIES	1,194.1	932.5

EQUITY	1,138.3	1,092.5
	$2,332.4	$2,025.0

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS

All amounts in millions

	Year Ended
	December 31, 2010	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$54.4	$(86.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of acquisitions:
Loss and costs associated with repurchase of 4.250% Senior Notes	-	1.5
Impairments of property, plant and equipment	9.0	24.4
Goodwill impairments	-	120.6
Other intangible asset impairments	40.2	28.7
Amortization of employee stock options and restricted stock	22.0	13.0
Depreciation and other amortization	91.9	78.7
Adjustments to acquisition consideration payable	19.0	-
Equity in loss of unconsolidated affiliate	0.9	3.7
(Recovery of) provision for losses on accounts receivable	(0.2)	1.7
Deferred taxes	4.5	10.7
Write-off of deferred financing fees	-	4.4
Other items, net	2.7	1.3
Changes in operating assets and liabilities:
Accounts receivable	(19.5)	56.3
Inventories	(70.3)	136.9
Accounts payable	24.8	(46.8)
Income taxes payable/prepaid taxes	(21.1)	0.6
Acquisition consideration payable	(1.3)	0.6
Other assets and liabilities, net	(15.7)	(0.4)
Total adjustments	86.9	435.3
Net cash provided by operating activities	141.3	349.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41.0)	(30.0)
Acquisition of Stuart Weitzman Holdings, net of cash acquired	(159.3)	-
Acquisition of Moda Nicola International	(14.4)	-
Investment in GRI Group Limited	-	(15.2)
Other	0.4	-
Net cash used in investing activities	(214.3)	(45.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	-	(252.4)
Redemption at maturity of 4.250% Senior Notes	-	(7.5)
Costs related to secured revolving credit agreement	(7.3)	(30.1)
Cash distributions to selling members of Stuart Weitzman Holdings	(19.0)	-
Acquisition of treasury stock	(10.7)	-
Dividends paid	(17.2)	(17.0)
Principal payments on capitalized leases	(2.6)	(3.3)
Other	(3.3)	-
Net cash used in financing activities	(60.1)	(310.3)

EFFECT OF EXCHANGE RATES ON CASH	0.5	1.6

NET DECREASE IN CASH AND CASH EQUIVALENTS	(132.6)	(4.9)
CASH AND CASH EQUIVALENTS, BEGINNING	333.4	338.3
CASH AND CASH EQUIVALENTS, ENDING	$200.8	$333.4